UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 14, 2009

Date of Report (Date of earliest event reported)

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 NW Briarcliff Parkway, Suite 800, Kansas City, Missouri 64116

(Address of principal executive offices) (Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Steve Gutierrez

On March 19, 2009, FCStone Group, Inc. (“FCStone”) and Steve Gutierrez executed a Separation Agreement and General Release (the “Separation Agreement”) providing for his retirement as Chief Operations Officer from FCStone effective March 13, 2009 (the “Effective Date”). The Separation Agreement provides certain compensation and benefits in connection with his retirement and supersedes Mr. Gutierrez’s existing employment agreement with FCStone.

The terms of the Separation Agreement provide that Mr. Gutierrez will be entitled to receive: (i) payment for any unreimbursed reasonable and necessary business expenses he incurred on or before the Effective Date, (ii) reimbursement for any of Mr. Gutierrez’s out-of-pocket expenses related to his 2009 physical examination, (iii) a lump-sum severance payment of $528,000, less applicable withholdings and deductions, (iv) payment of his previously-earned and disclosed 2008 Long Term Incentive Plan award in the gross amount of $943,605, less applicable withholdings and deductions, and (v) a payment of $7,260 owed under the Second Amended and Restated Mutual Commitment Plan.

The Separation Agreement also provides that any stock options previously awarded to Mr. Gutierrez will vest as of the Effective Date and that Mr. Gutierrez will have until the sooner of March 12, 2012 or the exercise expiration date on the underlying options to exercise such options.

In exchange for the benefits offered, Mr. Gutierrez provided FCStone with general releases with respect to claims arising out of his employment or separation from employment and agreed to the survival of Paragraphs 12-16 of his employment agreement with FCStone. These provisions cover, among other things, disclosure of confidential information and prohibitions on competition and solicitation.

In addition, under the Separation Agreement, FCStone agrees to release Mr. Gutierrez from any claims arising out of his Mr. Gutierrez’s employment with FCStone, excluding any claims FCStone may have against Mr. Gutierrez based on illegal conduct, fraud or unethical conduct, or claims that are unknown to FCStone as of the Effective Date, or that may arise in the future. Under the Separation Agreement, FCStone agrees to indemnify and provide a legal defense to Mr. Gutierrez to the fullest extent allowed by FCStone’s Bylaws.

A copy of Mr. Gutierrez’s employment agreement is filed as Exhibit 10.1 to the FCStone’s Current Report on Form 8-K on November 12, 2008. The Separation Agreement is filed with this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Number	Description
10.1	Separation Agreement and General Release between FCStone Group, Inc. and Steve Gutierrez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.
Dated: March 19, 2009

	By:	/s/ William J. Dunaway
William J. Dunaway
Chief Financial Officer